Consent of Independent Registered Public Accounting Firm

The Board of Directors
Nationwide Life and Annuity Company of America:

We consent to the use of our reports with respect to Nationwide Provident VLI Separate Account A dated April 25, 2008, and for Nationwide Life and Annuity Company of America dated April 25, 2008, included herein, and to the reference to our firm under the heading “Experts” in the Statement of Additional Information (SEC File No. 333-82611, Post-Effective Amendment No.11).

/s/ KPMG LLP
Philadelphia, PA
July 17, 2008